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                                                                    EXHIBIT 3.20

                            ARTICLES OF INCORPORATION

                                       OF

                          CHRONISTER VALVE CORPORATION

               The undersigned natural person of the age of eighteen (18) years or more, acting as Incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act (hereinafter referred to as the "Act"), adopts the following Articles of Incorporation for the
Corporation:

                                    ARTICLE I

                                      Name

               The name of the Corporation is:

                          CHRONISTER VALVE CORPORATION

                                   ARTICLE II

                                    Duration

               The period of the duration of the Corporation is perpetual.

                                   ARTICLE III

                               Purpose and Powers

          Section 1. Purpose. The purpose for which the corporation is organized is:

          To transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

          Section 2. Statutory Powers. Subject to any limitations or restrictions imposed by the Act or other law, or by these Articles of Incorporation, and solely in furtherance of, but not in addition to, the purpose set forth in Section 1 of this Article, the Corporation shall have and may exercise all of the powers specified in the Act or in any other applicable law of Texas.

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          Section 3. Additional Powers. Subject to any limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, and solely in furtherance of, but not in addition to, the purpose set forth in Section 1 of this Article, the purpose enumerated in Section 1 of this Article shall be construed as creating powers (as well as declaring purposes) as fully as if the text of the clause in Section 1 of this Article was repeated in this Section.

          Section 4. Direction of Purpose and Exercise of Powers by Directors. Subject to any limitations or restrictions imposed by the Act, by other law, or by these Articles of Incorporation, the Board of Directors is hereby authorized to direct, by resolution duly adopted, the purpose set forth in Section 1 of this Article and to exercise all the powers of the Corporation, without previous authorization or subsequent approval by the shareholders; and all parties dealing with the Corporation shall have the right to rely an any action taken by the Corporation pursuant to such action by the Board of Directors.

          Section 5. Limiting Clause. Nothing in this Article is to be construed as authorizing the Corporation to transact any business in the State of Texas expressly prohibited by any law of Texas, or to engage in any activity in Texas which cannot lawfully be engaged in without first obtaining a license under the laws of Texas and such a license cannot be granted to a corporation.

                                   ARTICLE IV

                                  Capital Stock

          Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 100,000 shares of Common Stock of the par value of $1.00 each.

          Section 2. Cumulative Voting Denied. No shareholder shall have the right to cumulate his votes for the election of directors, but each share shall be entitled to one vote in the election of each director and for all other purposes.

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          Section 3. Denial of Preemptive Rights. No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation or by amendment thereof or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any shareholder be entitled as a matter of right to subscribe for, purchase or receive, any bonds, debentures or other securities which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain to any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase or receive from the Corporation any shares of its capital stock; but all such additional issues of stock, rights and options or of bonds, debentures or other securities convertible into or exchangeable for stock, or to which warrants shall be attached or appertain or which shall confer upon the holder the rights to subscribe for, purchase or receive any shares of stock, may be issued and disposed of by the Board of Directors to such persons, firms or corporations as in its absolute discretion it may deem advisable. The acceptance of stock in the Corporation shall be a waiver of any preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the Corporation or any of them.

          Section 4. Issuance of Rights or Options to Purchase Securities of the Corporation. The Board of Directors shall have power at any time or from time to time, without the action by the shareholders of the Corporation, to create and issue, for such consideration, as may be fixed from time to time by the Board of Directors, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any share of its capital stock, such rights or

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options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors; the terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the Corporation upon the exercise of any such right or option shall, subject to provisions of the Act and any other law, be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.

                                    ARTICLE V

                  Initial Consideration for Issuance of Shares

               The Corporation will not commence business until it has received for the issuance of its shares consideration of One Thousand and No/100 and No/100 ($1,000.00) Dollars, consisting of money paid, labor done or property actually received.

                                   ARTICLE VI

                       Initial Registered Office and Agent

          Section 1. Registered Office. The post office address of the initial registered office of the Corporation is 5701 Main St., Suite 1100, Houston, Texas 77005.

          Section 2. Registered Agent. The name of the initial registered agent of the Corporation, at such address, is Carl E. Green, Jr.

                                   ARTICLE VII

                            Data Respecting Directors

          Section 1. Board of Directors. The number of directors shall from time to time be fixed by, or in the manner provided in, the By-laws of the Corporation. The number of directors

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constituting the initial Board of Directors is one who needs not to be a resident of the State of Texas or shareholder of the Corporation.

          Section 2. Names and Addresses. The name and address of the person who is elected to serve as director until the first annual meeting of the shareholders, or until his successor shall have been elected and qualify, is:

       Name                             Address
------------------               --------------------
Carl E. Green, Jr.                   5701 Main St.
                                      Suite 1100
                                 Houston, Texas 77005

          Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the By-laws; but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a By-law fixing the number of directors, the number shall be one.

                                  ARTICLE VIII

                          Data Respecting Incorporators

               The name and address of the Incorporator of the Corporation is:

     Name                               Address
---------------                  --------------------
Paul E. Pryzant                     1000 Louisiana,
                                      17th Floor
                                 Houston, Texas 77002

                                   ARTICLE IX

                                     Bylaws

               The initial bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws of the Corporation or adopt now bylaws is vested

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in the Board of Directors, subject to repeal or change by action of the shareholders of the Corporation.

               IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of April, 1989.


                                        INCORPORATOR:
                                        ------------

                                        /s/ Paul E. Pryzant
                                        ----------------------------------------
                                        PAUL E. PRYZANT

               SUBSCRIBED AND SWORN TO before me on this 27th day of April, 1989 by PAUL E. PRYZANT.

                                        ----------------------------------------
                                               Notary Public in and for
                                                  the State of Texas
                                        Print or
                                        Type Name:
                                                  ------------------------------

                                        My commission expires:
                                                              ------------------

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                    CONSENT TO USE OF SIMILAR CORPORATE NAME

               Pursuant to Article 2.05 of the Texas Business Corporation Act, the undersigned, a corporation organized and existing under the laws of the State of Texas, hereby consents to the use of the name "CHRONISTER VALVE CORPORATION" in connection with the organization of a corporation using such name to transact business under the laws of the State of Texas and authorizes the Secretary of State of the State of Texas to accept for filing Articles of incorporation for such corporation.


                                        Dated:   April 24, 1989

                                                 CHRONISTER VALVE
                                                 INTERNATIONAL CORPORATION


                                                 By:  /s/ Clyde H. Chronister
                                                    ----------------------------
                                                    Name:  Clyde H. Chronister
                                                    Title: Owner - President